Exhibit 99(iv)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-55403 of Dominion Resources, Inc. on Form S-8 of our report dated May 16, 1995, appearing in this Annual Report on Form 11-K of Virginia Power Hourly Employee Savings Plan for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP

Richmond, Virginia
May 30, 1995